JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the amendment to the Statement on Schedule 13D with respect to the securities of Aegis Communications Group, Inc. to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 1, 2003

THAYER EQUITY INVESTORS III, L.P., a Delaware limited partnership	TC EQUITY PARTNERS, L.L.C., a Delaware limited liability company

By: TC Equity Partners, L.L.C., a Delaware limited liability company, its General Partner	/s/ Barry E. Johnson Barry E. Johnson Secretary, Treasurer and Chief Financial Officer

/s/ Barry E. Johnson Barry E. Johnson Secretary, Treasurer and Chief Financial Officer

TC CO-INVESTORS, LLC, a Delaware limited liability company	TC MANAGEMENT PARTNERS, L.L.C., a Delaware limited liability company

By: TC Management Partners, L.L.C., a Delaware limited liability company, its General Partner	/s/ Barry E. Johnson Barry E. Johnson Secretary, Treasurer and Chief Financial Officer

/s/ Barry E. Johnson Barry E. Johnson Secretary, Treasurer and Chief Financial Officer

/s/ Barry E. Johnson FREDERIC V. MALEK By: Barry E. Johnson Attorney-in-fact	/s/ Barry E. Johnson CARL J. RICKERTSEN By: Barry E. Johnson Attorney-in-fact

/s/ Barry E. Johnson PAUL G. STERN By: Barry E. Johnson Attorney-in-fact